Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-74874 and 333-149623), Form S-4 (No. 333-141419), and Form S-8 (Nos. 33-22346, 33-24846, 33-49109, 33-60305, 333-27903, 333-62663, 333-79575, 333-32516, 333-36208, 333-37740, 333-39708, 333-106411, 333-115717, 333-128445, and 333-146330) of Alcoa Inc. and its subsidiaries of our report dated February 15, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the segment realignment discussed in Note D and Note Q, as to which the date is August 29, 2008, relating to the financial statements and the effectiveness of internal control over financing reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 15, 2008 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

August 29, 2008